Exhibit 10.1

SAVINGS EQUALIZATION PLAN OF NEWMONT
(Effective December 31, 2008, Except as Otherwise Indicated)

Savings Equalization Plan of Newmont
Effective December 31, 2008
i

Savings Equalization Plan of Newmont
Effective December 31, 2008
ii

Savings Equalization Plan of Newmont
Effective December 31, 2008
iii

SAVINGS EQUALIZATION PLAN OF NEWMONT
(Effective as of December 31, 2008, Except as Otherwise Indicated)
PREAMBLE
     Newmont USA Limited, a Delaware corporation, established the Newmont Savings Equalization Plan, originally effective as of October 1, 1995 (the “Plan”). Article IX of the Plan permits the Board of Directors of the Company to amend the Plan from time to time. Pursuant to that right, the Plan is hereby restated effective December 31, 2008.
     The Plan was established and is maintained in consideration of the valuable services provided by eligible employees to the Company or its affiliates and to induce such employees to enter into or remain in the employ of the Company or its affiliates.
     The Company acquired Santa Fe Pacific Gold Corporation and Battle Mountain Gold Company and merged the Santa Fe Pacific Gold Corporation Supplemental Retirement and Savings Plan and the Battle Mountain Gold Company Contribution Equalization Plan into this Plan. Appendices A and B set forth transitional rules applicable to former participants in the Santa Fe Pacific Gold Corporation Supplemental Retirement and Savings Plan and the Battle Mountain Gold Company Contribution Equalization Plan.
     The Plan as restated is intended to provide for the Plan’s compliance with Internal Revenue Code (the “Code”) Section 409A and the Treasury Regulations issued thereunder as in effect from time to time. The Plan shall be construed and administered as necessary to comply with these requirements. Effective January 1, 2005 through December 31, 2008 the Plan shall be administered based on a good faith interpretation of the provisions of the Code Section 409A, the applicable Treasury Regulations and Guidance issued by the Internal Revenue Service.
     The Company intends that the Plan shall not be treated as a “funded” plan for purposes of either the Code or ERISA. The provisions of this Plan shall apply only to individuals who terminate their employment with the Company on or after the restated Effective Date and the Spouses and beneficiaries of such persons.
ARTICLE I
DEFINITIONS
     Defined terms used in this Plan shall have the meanings set forth below or the same meanings as in the Savings Plan, as the case may be, and the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural:
     “Account” means the bookkeeping account maintained for each Participant to which shall be credited all Deferred Contributions made by a Participant, all Company Deferrals on behalf of a Participant and all adjustments thereto. The Account shall be an accounting record maintained by the Company to record contributions and earnings on behalf of each Participant. A Participant’s Account shall include any subaccounts including, but not limited to:
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Effective December 31, 2008

•	Base Compensation Deferral Account.

•	Bonus Compensation Deferral Account.

•	Company Deferral Account.
     “Administration Committee” means the committee appointed by the Board of Directors pursuant to Section 6.01 of the Plan to be the Administration Committee under the Plan.
     “Appeals Committee” means the committee appointed by the Board of Directors pursuant to Section 6.01 of the Plan to review any appeals of benefit decisions made by the Administration Committee or its delegate.
     “Base Compensation” means regular compensation, wages and fees for services that are reported to the Internal Revenue Service as taxable income to the Participant plus any amounts that are not so reported under Section 125, 402(e)(3) and 132(f)(4) of the Code and amounts deferred under a nonqualified salary deferral plan, including this Plan. “Base Compensation” does not include Bonus Compensation or amounts excluded under the definition of Compensation.
     “Board of Directors” or “Board” means the Board of Directors of Newmont USA Limited.
     “Bonus Compensation” means cash amounts paid pursuant to the Annual Incentive Compensation Program or the Senior Executive Compensation Program, including amounts not recognized as income on such payments pursuant to Code Sections 125, 402(e)(3) and 132(f)(4) and amounts deferred under a nonqualified salary deferral plan, including this Plan. “Bonus Compensation” does not include Base Compensation or amounts excluded under the definition of Compensation.
     “Cause” means, with respect to any Participant and as determined by the Board of Directors or its delegate:
     (i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or its affiliate (other than any such failure resulting from incapacity due to physical or mental illness) or his failure to follow policies, directions or the Company’s code of conduct, after a written demand for substantial performance is delivered to the Participant by the Board of Directors or its delegate. Such written demand shall identify the manner in which the Board of Directors or its delegate believes that the Participant has not substantially performed the Participant’s duties. Notwithstanding the foregoing, written demand for substantial performance shall not be required if the Board of Directors or its delegate determines that immediate action, including termination of the Participant, is necessary to avoid potential injury or harm to the Company or any person; or
     (ii) the engaging by the Participant in illegal conduct or gross negligence or willful misconduct which is potentially injurious to the Company or any affiliate; provided that if the Participant acts in accordance with an authorized written opinion of
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the Company’s or an affiliate’s legal counsel, such action will not constitute “Cause” under this definition; or
     (iii) any dishonest or fraudulent activity by the Participant or the reasonable belief by the Company of the Participant’s breach of any contract, agreement or representation with the Company or an affiliate.
     In the event that a Participant is terminated for “Cause,” and the Participant had received payments under the Plan or otherwise been credited with amounts under the Plan, the Company shall be entitled to recover such amounts from the Participant or offset such amount from any other amounts owed by the Company to the Participant.
     “Change of Control” means a “Change of Control” as defined in the Savings Plan. However, for purposes of Section 9.01 of the Plan “Change of Control” means (i) a change in ownership that occurs on the date any one person, or more than one person acting as a group, acquires ownership of stock of Newmont Mining that, together with stock held by such person or group, constitutes more than 50% of the total fair market value of the stock of Newmont Mining; (ii) the date any one person, or more than one person acting as a group, acquires ownership of stock of Newmont Mining possessing 30% or more of the total voting power of the stock of Newmont Mining; (iii) the date a majority of members of the Newmont Mining board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Newmont Mining’s board of directors before the date of the appointment or election; or (iv) a change in the ownership of a substantial portion of Newmont Mining’s assets which shall occur on the date that any one person, or more than one person acting as a group, acquires assets from Newmont Mining that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Newmont Mining immediately before such acquisition. “Change of Control,” for purposes of Section 9.01 of the Plan, shall be interpreted in a manner consistent with Treasury Regulation Section 1.409A-3.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” means Newmont USA Limited, a Delaware corporation and any parent, subsidiary, affiliated company or division of the Company or other legal entity related to the Company which is designated as a participating employer under the Plan by the Board of Directors or its delegate and which elects to become a participating employer under the Plan by resolution of the governing body of such subsidiary company or other legal entity or its delegate.
     “Company Deferrals” means the amount of matching Company Deferrals allocated to a Participant’s Account pursuant to Section 3.03 of the Plan. Matching Company Deferrals shall be deemed to be made in shares of the common stock of Newmont Mining Corporation, the Company’s ultimate parent (“Company Stock”) subject to any limitations that may apply, or cash as determined by the Company.
     “Compensation” means Base Compensation and Bonus Compensation. Compensation shall not include severance benefits, business expense reimbursements, any income realized for federal income tax purposes as a result of group life insurance, any income or benefits paid or
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received from employee benefit plans (other than as is specifically included in the definitions of Base Compensation and Bonus Compensation), payments made under any applicable disability plan paid to the Participant by the Employer, any extra pay for foreign service or foreign assignment, hardship pay, moving allowances, the cost of goods and services, danger pay, the value of any stock-based compensation (including stock options, deferred stock, restricted stock and restricted stock units), equity incentive payments pursuant to the Employee Performance Incentive Compensation Program or the Senior Executive Compensation Program or any other incentive-based payroll practice except Bonus Compensation.
     “Deferred Contributions” means the amounts of a Participant’s Compensation which he elects to defer and have allocated to his Account pursuant to Section 3.01 of the Plan.
     “Disability” or “Disabled” means a Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.
     “Effective Date” means, except as otherwise indicated, the original effective date of October 1, 1995, and as restated effective December 31, 2008.
     “Enrollment Agreement” means an application for participation in this Plan approved by the Administration Committee or its delegate, execution of which by an eligible employee is required under Article II for Plan participation, and any other form approved by the Administration Committee used for purposes of making elections in accordance with the Plan.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Newmont Mining” means Newmont Mining Corporation, the Company’s parent corporation.
     “Participant” means any eligible employee selected to participate in this Plan who has completed an Enrollment Agreement and any other individual with an Account under the Plan.
     “Pension Plan” means the Pension Plan of Newmont, as amended from time to time, or a successor plan.
     “Plan Year” means the period during which this Plan’s records are kept, which shall be the calendar year.
     “Savings Plan” means the Retirement Savings Plan of Newmont, as amended from time to time, or a successor plan.
     “Separation from Service” means any absence from service that ends the employment of any Participant with the Company. The employment relationship with the Company is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of
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absence if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company is protected either by statute or contract. The determination of whether a Participant has a Separation from Service will be determined pursuant to Code Section 409A and the Treasury Regulations issued thereunder in respect of a Participant’s employment relationship with the Company.
     “Specified Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having an annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a five-percent owner of the employer or a one-percent owner of the employer having annual compensation of more than $150,000. No more than 50 employees shall be treated as officers. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Specified Employee will be made in accordance with Section 409(A) of the Code and the Treasury Regulations issued thereunder and in accordance with policies and procedures adopted by the Company in conformance therewith.
     “Trust” means the trust or trusts, if any, created by the Company to provide funding for the distribution of benefits in accordance with the provisions of the Plan, including Article VIII of the Plan.
     “Trust Agreement” means the written instrument pursuant to which each separate Trust is created, if any.
     “Trustee” means one or more banks, trust companies, insurance companies or other entities with trust powers under applicable law and as designated by the Company to hold and invest the Trust fund and to pay benefits and expenses in accordance with the terms and provisions of the Trust Agreement.
     “Valuation Date” means the last day of the Plan Year or any other date specified by the Administration Committee or its delegate for the valuation of the Participants’ Accounts.
ARTICLE II
ELIGIBILITY AND PARTICIPATION
     Section 2.01. Eligibility and Participation. The Board of Directors or its delegate shall from time to time in its sole discretion select those employees of the Company who are eligible to participate in the Plan. In order to be eligible to participate in this Plan, an employee must be (a) eligible to participate in the Savings Plan and (b) among a select group of management or highly compensated employees of the Company. In no event will an employee with Base Compensation of less than $175,000 be eligible to participate in the Plan. Notwithstanding the foregoing compensation requirement, any individual who satisfied the eligibility requirements of the Plan as in effect prior to December 31, 2008, who meets the above requirements other than the compensation requirement and who had assets credited to his or her account in 2008 and who continues to meet such criteria, shall be eligible to participate in the Plan.
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     Section 2.02. Enrollment. Employees who have been selected by the Board of Directors or its delegate to participate in this Plan may enroll in this Plan by (a) completing and executing an Enrollment Agreement within the time frame set forth in Section 3.01 or 3.02 of the Plan, as applicable, which may contain the Participant’s beneficiary designation pursuant to Section 5.08 of the Plan and such other terms as the Administration Committee or its delegate deems appropriate and necessary, and (b) completing such other forms and furnishing such other information as the Administration Committee or its delegate may reasonably require.
     Section 2.03. Plan Re-entry. A Participant who has withdrawn from the Plan or has revoked an Enrollment Agreement in accordance with Article III and who continues to be eligible to participate in the Plan, may re-enroll with respect to Compensation to be earned in a subsequent calendar year. An employee who is eligible for the Plan and who returns to perform services for the Company after a Separation from Service, may again become a Participant in the Plan by entering into a new Enrollment Agreement as provided in Section 2.02 above. A former eligible employee who terminates employment and is rehired and is eligible to participate in the Plan is treated as a new employee for purposes of completing a deferral election; provided, however, that the initial deferred election rules described in 3.01(a) and 3.02(a) shall only apply to such rehired employee if the Participant previously received a complete distribution of his account under the Plan or the Participant was not eligible to contribute to the Plan at any time during the 24-month period ending on the date the Participant again becomes eligible to participate in the Plan. In all other cases, a re-hired eligible employee shall be eligible to participate in the Plan as of the first day of the Plan Year following the date of his re-hire and the enrollment rules applicable to currently eligible employees shall apply.
     Section 2.04. Failure of Eligibility. No contributions shall be added to a Participant’s Account after the Plan Year in which the Participant ceases to meet the eligibility criteria as determined by the Administration Committee or its delegate for participation in the Plan. The determination of the Administration Committee or its delegate with respect to the termination of participation in this Plan shall be final and binding on all parties affected. Any benefits accrued hereunder, however, at the time of such change, shall remain distributable in accordance with the provisions of this Plan.
     Section 2.05. Forfeiture Upon Termination for Cause. If a Participant is terminated for Cause, amounts attributable to the Participant’s Company Deferrals under this Plan shall be immediately forfeited and the Participant shall be entitled to no payment of such amounts under the Plan.
ARTICLE III
CONTRIBUTION DEFERRALS
     Section 3.01. Participant Base Compensation Deferrals.
     (a) A Participant may elect to defer a portion of his Base Compensation by filing an Enrollment Agreement with the Administration Committee or its delegate. The Enrollment Agreement must be filed before the first day of the Plan Year in which the services are performed in respect of the Base Compensation to be deferred, unless the
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Participant was not eligible to participate in this Plan on such date, in which case the Enrollment Form must be filed within 30 days after the date on which such Participant first became eligible to participate and an election to defer Base Compensation may only be made for Base Compensation payable with respect to services to be performed subsequent to the election.
     (b) A Participant may elect to defer a stated percentage (up to 100%) or a flat dollar amount of his Base Compensation under this Plan. An election to participate in this Plan for any Plan Year, and the percentage or dollar amount of a Participant’s Base Compensation that a Participant has elected to contribute to this Plan, shall be irrevocable for the Plan Year. Any Participant deferral election made hereunder shall continue in effect until it is revoked or changed pursuant to the provisions of Article II and this Article III.
     (c) Deferred Contributions of Base Compensation shall be deducted through payroll withholding from the Participant’s Base Compensation payable by the Company and shall be credited to the Participant’s Account as soon as administratively practicable.
     Section 3.02. Bonus Deferrals. This Section is effective December 31, 2008 and applies to Bonus payments earned in 2009 and payable in 2010 and each Plan Year thereafter. This Section shall be interpreted in a manner consistent with Code Section 409A and the Treasury Regulations issued thereunder.
     (a) A Participant may elect to defer a portion of his Bonus Compensation by filing an Enrollment Agreement with the Administration Committee or its delegate. The Enrollment Agreement must be filed on or before the expiration of the sixth month of the Plan Year for which the bonus payment is determined, unless the Participant was not eligible to participate in this Plan on such date, in which case the Enrollment Form must be filed within 30 days after the date on which such Participant first became eligible to participate and an election to defer Bonus Compensation may only be made for Bonus Compensation payable with respect to services performed subsequent to the election, provided that for this purpose, the maximum amount of Bonus Compensation which shall be deemed to be payable with respect to services performed subsequent to the election shall be the total amount of Bonus Compensation payable with respect to the Plan Year multiplied by the ratio of the number of days remaining in the Plan Year after the Enrollment Form is filed over the total number of days in the Plan Year.
     (b) A Participant may elect to defer a stated percentage (up to 100%) or a flat dollar amount of his Bonus Compensation under this Plan. An election to participate in this Plan with respect to the Bonus Compensation, and the percentage or dollar amount of a Participant’s Bonus Compensation that a Participant has elected to contribute to this Plan, shall be irrevocable for the applicable Bonus Compensation payment. Any Participant deferral election made hereunder shall continue in effect and shall apply to any Bonus Compensation or subsequent Bonus Compensation until it is revoked or changed by the expiration of the sixth month of the Plan Year for which the Bonus Compensation payment is determined.
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     (c) Deferred Contributions in respect of Bonus Compensation shall be deducted through payroll withholding from the Participant’s Bonus Compensation payable by the Company and shall be credited to the Participant’s Account as soon as administratively practicable.
     Section 3.03. Company Deferrals. The Company shall cause to be credited to a Participant’s Account for each Plan Year an amount equal to the Participant’s contributions made pursuant to Section 3.01 and 3.02 of the Plan in respect of such Plan Year; provided, however, that such Company Deferrals shall not exceed 6% of the Participant’s Compensation. Company matching contributions shall first be made to the Savings Plan up to the maximum permissible amount allowed by the Savings Plan prior to Company Deferrals being made to this Plan. In no event shall the total Company Deferrals under this Plan plus the Company matching contributions under the Savings Plan in the same Plan Year exceed $12,000, in the aggregate, in respect of any such Participant. All such amounts shall be credited to the Participant’s Account as soon as practicable and after the Company is able to determine the amount of such Company Deferrals to be made for the Participant to this Plan. The Company Deferral shall be deemed to be made in shares of Company Stock or cash in the Company’s sole discretion in accordance with and to the extent consistent with procedures approved by the Administration Committee or its delegate.
ARTICLE IV
INVESTMENT OF DEFERRALS AND ACCOUNTING
     Section 4.01. Investment Credit. All amounts credited to a Participant’s Account, together with the earnings thereon, shall be credited with income and loss as if invested in the investment funds offered through the Plan as are designated from time to time by the Investment Committee in accordance with such procedures as may be adopted from time to time by the Administration Committee or its delegate. For purposes of determining the amount allocated to a Participant’s Account for purposes of making distributions or any other purpose under this Plan, each Participant’s Account shall be valued as of the Valuation Date immediately preceding the date of payment.
     Section 4.02. Limitations on Investments. The investment or deemed investment of a Participant’s Account shall be subject to the restrictions or limitations imposed by the Investment Committee including limitations on the percentage of Company Stock that may be credited to a Participant’s Account.
     Section 4.03. Underlying Investments. Nothing contained in the Plan shall require the Plan’s Trustee, Investment Committee or Administration Committee to actually invest assets in the funds for which a Participant’s Account is credited. Investment credits shall be recorded based on the funds elected by the Participant regardless of the actual investment made under the Plan, if any.
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ARTICLE V
DISTRIBUTIONS
     Section 5.01. Distribution Elections Generally. A Participant may specify the time and form of distribution separately for amounts attributable to contributions of his Base Compensation, Bonus Compensation and Company Deferrals and a separate distribution election may be made for each contribution type, each year, in accordance with the following:
     (a) Distribution elections shall be made at the time of or before the date the contribution election is made and may only be changed in accordance with Section 5.05, relating to election changes;
     (b) In the event a distribution election sets forth a specified date of distribution, the distributions shall not be made prior to the Participant’s being 100% vested in the type of contribution subject to the election as of the specified date. In the event a Participant’s election is void under this subsection due to the Participant’s account being partially vested, the Participant’s distribution date shall be as of the Participant’s Separation from Service unless a new election is made in accordance with Section 5.05, relating to election changes; and
     (c) Any election made for a contribution type shall apply to subsequent contributions in later years until changed by the Participant.
     Section 5.02. Time of Distribution.
     (a) Separation From Service Benefits. The benefit payable under this Plan in the case of a Participant whose employment with the Company terminates on or after his Separation from Service shall be equal to the vested value of his Accounts on the Valuation Date immediately following such Participant’s Separation from Service. Unless otherwise affirmatively elected by the Participant in accordance with Section 5.03 of the Plan, the amount payable shall be paid in a single sum cash payment as soon as administratively practicable following the Valuation Date after the Participant has a Separation from Service. Payment under this Section shall be subject to the Specified Employee rules under Section 10.11 of the Plan to the extent such Section is applicable.
     (b) Election of Timing of Distribution. Except as otherwise provided in Section 5.05 of the Plan, a Participant shall separately elect, at the time of each deferred election, to receive his or her benefit at a point in time or upon an event provided for under the Plan; provided, however, that the occurrence of an event described in paragraph (c) or (d) of this Section shall override such election. A Participant’s election options concerning the timing of his distributions shall include:
     (i) The earlier of a specific date which occurs no earlier than December 31 of the second Plan Year following the Plan Year in which the deferrals designated for distribution were earned or the date of the Participant’s Separation from Service, or
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     (ii) Upon the date of Separation from Service, or
     (iii) A specific date which occurs no earlier than December 31 of the second Plan Year following the Plan Year in which the deferrals designated for distribution were earned.
     (c) Disability Benefits. The Disability benefit payable under this Plan in the case of a Participant whose employment with the Company terminates because he is Disabled shall be equal to 100% of the value of his Accounts on the Valuation Date immediately following his Disability. The amount payable shall be paid in a single sum cash payment as soon as administratively practicable following the applicable Valuation Date following his Disability as determined by the Administration Committee or its delegate.
     (d) Death Benefits. The death benefit payable to a beneficiary under this Plan in the case of a Participant whose employment with the Company terminates due to such Participant’s death shall be equal to 100% of the value of his Accounts on the applicable Valuation Date immediately following his death. The amount payable shall be paid in a single sum cash payment as soon as administratively practicable following the applicable Valuation Date.
     (e) Latest Payment Date. Except as provided under Section 10.11 or as otherwise required by law, in no event shall payments under this Article V be made, or begin to be made, later than 90 days after the event giving rise to the Participant’s right of distribution. For distributions made upon a specified date, distributions shall be made within the same taxable year of the date or, if later, the fifteenth day of the third calendar month following the specified date.
     Section 5.03. Form of Distribution.
     (a) Elections. A Participant shall separately elect, at the time of each deferral of Compensation, the associated form of distribution from his or her Account in a manner prescribed by the Committee in accordance with one of the following payment options:
     (i) a single lump-sum payment; or
     (ii) monthly, quarterly or annual installments, with an installment term of 3 to 10 years, with the installment payment process beginning once the distribution date is attained.
     (b) Failure To Elect. In the event a Participant fails to provide the form of distribution, Section 5.02(a) of the Plan shall automatically apply. Active employees of the Company may revise the form of payment in accordance with the revised distribution election provisions in Section 5.05 of the Plan.
     Section 5.04. Vesting of Benefits. The benefit payable under this Plan in the case of a Participant whose employment with the Company terminates for any reason other than Disability, death or before attainment of age 65 shall be equal to:
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     (a) the value of his Base Compensation Deferral Account and Bonus Compensation Deferral Account, as adjusted, as of the applicable Valuation Date; plus
     (b) the value of the vested portion of his Company Deferrals Account, as adjusted, as of the applicable Valuation Date, determined as follows:

Years of Vesting Service	Vested Portion
Less than 1	0%
1	20
2	40
3	60
4 or more	100
For purposes of the preceding table, Years of Vesting Service at date of termination shall be determined in the same manner as under the Savings Plan.
     A Participant shall be fully vested in his Account upon death, Disability or the attainment of age 65.
     Notwithstanding the above, the Company Deferrals allocated to the Accounts of all Participants shall be fully vested as of the effective date of a “Change of Control,” as defined in the Savings Plan, and at all times thereafter. A Participant shall also be fully vested in the Company Deferrals allocated to his Account in the event of his retirement under the terms of the Company’s Pension Plan.
     Section 5.05. Election Changes. With respect to each type of previously deferred Compensation for each deferral year, a Participant may separately elect to change the Benefit Distribution Date elected pursuant to Section 5.02 of the Plan and/or the form of benefit elected pursuant to Section 5.03 of the Plan (a “Revised Election”), if the following requirements are met:
     (a) the Revised Election shall not take effect for at least twelve (12) months after the date of such revised election;
     (b) the first payment with respect to such Revised Election shall not be made until at least five years after the date on which distribution would have otherwise begun, provided that earlier distribution may be made in the event of the Participant’s death, Disability or Unforeseeable Emergency as defined in Section 5.07; and
     (c) if required in order to comply with Section 409A of the Code and the Treasury Regulations issued thereunder, the Revised Election shall be made at least 12 months prior to a scheduled distribution date.
     Section 5.06. Domestic Relations Orders. Notwithstanding the Participant’s elected time and form of distribution pursuant to Sections 5.02 and 5.03 of the Plan, the time or schedule of a payment shall be accelerated to the extent necessary to comply with a domestic relations order (as defined in Section 414(p)(1)(B) of the Code). A distribution may be made to an
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individual other than the Participant in accordance with a domestic relations order as defined in Code Section 414(p)(1)(B). Such payment shall be made in a single lump-sum payment only and shall be made at the time prescribed by such order. The Administration Committee or its delegate may adopt and implement such policies and procedures as it deems advisable in its sole discretion with respect to the administration and approval of payments pursuant to domestic relations orders.
     Section 5.07. Unforeseeable Emergency. A Participant who incurs severe financial hardship as defined in subsection (a) below and does not have other available resources as described in subsection (b) below may apply to the Administration Committee for an immediate distribution from his or her vested Base Compensation Deferral Account, Bonus Compensation Deferral Account and Company Deferral Account, such distribution to be limited to an amount necessary to satisfy such financial hardship and the tax liability attributable to such distribution.
     (a) A Participant incurs a severe financial hardship as a result of the following:
     (i) a sudden and unexpected illness or accident involving the Participant or his or her spouse or any dependent (as determined pursuant to Section 152(a) of the Code);
     (ii) a casualty loss involving the Participant’s property; or
     (iii) another similar extraordinary and unforeseeable event beyond the Participant’s control.
     (b) Such Participant does not have any other resources available, whether through reimbursement or compensation (by insurance or otherwise), liquidation of existing assets (to the extent such liquidation would not itself result in financial hardship) or cessation of deferrals, to satisfy such financial emergency.
     (c) The determination of whether a Participant has incurred a severe financial hardship entitling the Participant to a payment under this Section shall be made by the Administration Committee or its delegate on a uniform and non-discriminatory basis, and shall be based on appropriate documentation or other evidence required by the Administration Committee or its delegate. The Administration Committee or its delegate shall approve for distribution under this Section 5.07 only circumstances which it concludes constitute an “unforeseeable emergency,” as defined in Section 409A(a)(2)(A)(vi) of the Code and the Treasury Regulations issued thereunder.
     Section 5.08. Beneficiaries. Each Participant shall designate one or more persons, trusts or other entities as his beneficiary to receive any amounts distributable hereunder at the time of the Participant’s death. Such designation shall be made by the Participant in his Enrollment Agreement and may be changed from time to time by the Participant. In the absence of an effective beneficiary designation as to part or all of a Participant’s interest in the Plan, such amount shall be distributed to the beneficiary (or beneficiaries) to whom the Participant’s benefits under the Savings Plan are payable (including the beneficiaries to whom such amounts
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are payable under the Savings Plan in the absence of any beneficiary designation) and in the same percentages, if applicable. In the event a Participant does not designate a beneficiary under this Plan or under the Savings Plan in a form or manner acceptable to the Administration Committee or its delegate, benefits under this Plan shall be paid to the Participant’s estate.
ARTICLE VI
COMMITTEES
     Section 6.01. Appointment of Committees. The Board or its delegate shall appoint the Administration Committee, the Investment Committee and the Appeals Committee (collectively, the “Committees”) who may be, but need not be, officers, directors or employees of the Employer or its affiliate. The members of each Committee shall hold office at the pleasure of the Board and shall serve without compensation.
     Section 6.02. Responsibilities of the Administration Committee. The Administration Committee or its delegate shall be responsible for the administration, operation and interpretation of the Plan. The Administration Committee or its delegate may establish rules from time to time for the transaction of its business. The Administration Committee or its delegate shall have the exclusive right to interpret the Plan’s provisions, to establish policies and procedures and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, except those matters reserved for the Appeals Committee. Such decisions, actions and records of the Administration Committee or its delegate shall be conclusive and binding upon all persons having or claiming to have any right or interest in or under the Plan.
     The Administration Committee may delegate some or all of its authority under the Plan to any person, persons or entities. The Administration Committee may remove any duly appointed delegate at any time at its sole discretion.
     Section 6.03. Responsibilities of the Investment Committee. The Investment Committee shall be responsible for Plan investment matters, including but not limited to: (i) the establishment of investment policies, the selection of investments, investment funds and investment options or credits provided or offered for Participant direction under the Plan; (ii) approving processes and policies for the payment of investment-related Plan expenses and approving such expenses; and (iii) appointing investment managers, investment consultants and similar investment-related service providers. The Investment Committee may establish any policies or procedures with respect to investment related matters.
     The Investment Committee may delegate some or all of its authority under the Plan to any person, persons or entities. The Investment Committee may remove any duly appointed delegate at any time at its sole discretion.
     Section 6.04. Responsibilities of the Appeals Committee. The Appeals Committee shall be responsible for the review and determination of benefit claim appeals as described in Article VII. The Appeals Committee shall establish rules from time to time for the transaction of its business. The Appeals Committee shall have the exclusive right to interpret the Plan’s
Savings Equalization Plan of Newmont
Effective December 31, 2008

provisions and to exercise discretion where necessary or appropriate in the determination of benefit claims on appeal. Such decisions, actions and records of the Appeals Committee shall be conclusive and binding upon all persons having or claiming to have any right or interest in or under the Plan.
     The Appeals Committee may delegate some or all of its authority to any person, persons or entities. The Appeals Committee may remove any duly appointed delegate at any time at its sole discretion.
     Section 6.05. Organization of Committees. Each Committee shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of its duties under the Plan. Each Committee may appoint agents (who need not be members of the particular Committee) to whom it may delegate such powers as it deems appropriate. Each Committee may make its determinations with or without meetings and it may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. Any action taken by a Committee shall be taken by a majority of the members attending a meeting of the Committee (provided at least a majority of the Committee members are at such meeting) or by a majority of the members of the Committee executing a written instrument setting forth the action taken.
     Section 6.06. Indemnification of Committee Members. The Company shall indemnify the members of each Committee against any and all claims, loss, damages, expense (including attorney fees) and liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member. Such indemnification shall include any Committee members or any individuals delegated authority by a Committee if such individuals are employed by the Company or an affiliate. The Company does not hereby indemnify any entity or person that is not an employee of the Company or its affiliate. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Employer, and such person’s rights shall inure to the benefit of his heirs and representatives. The indemnification provided hereunder is in addition to and not in lieu of any other rights of indemnification any person may have against the Company by contract, by virtue of the Company’s By-Laws or otherwise.
ARTICLE VII
CLAIMS PROCEDURES
     Section 7.01. Filing a Claim. All claims shall be filed in writing by the Participant, his beneficiary, or the authorized representative of the claimant, by completing the procedures that the Administration Committee or its delegate requires. The procedures may include the completion of forms and the submission of documents and additional information. All claims under this Plan shall be filed in writing with the Administration Committee or its delegate according to the Administration Committee or its delegate’s procedures no later than one year after the occurrence of the event that gives rise to the claim. If the claim is not filed within the time described in the preceding sentence, the claim shall be barred.
Savings Equalization Plan of Newmont
Effective December 31, 2008

     Section 7.02. Review of Initial Claim.
     (a) Initial Period for Review of the Claim. The Administration Committee or its delegate shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, written notice of denial shall be furnished by the Administration Committee or its delegate to the claimant within a reasonable time after the claim is filed but not later than 90 days after the Administration Committee or its delegate receives the claim. The notice shall set forth the specific reason(s) for the denial, reference to the specific plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary, and a description of the Plan’s review procedures, including the applicable time limits.
     (b) Extension. If the Administration Committee or its delegate determines that special circumstances require an extension of time for processing the claim, it shall give written notice to the claimant and the extension shall not exceed 90 days. The notice shall be given before the expiration of the 90 day period described in Section 7.02(a) above and shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render its decision.
     Section 7.03. Appeal of Denial of Initial Claim. The claimant may request a review upon written application, may review pertinent documents and may submit issues or comments in writing. The claimant must request a review within the reasonable period of time prescribed by the Administration Committee or its delegate. In no event shall such a period of time be less than 60 days.
     Section 7.04. Review of Appeal.
     (a) Initial Period for Review of the Appeal. The Appeals Committee shall conduct all reviews of denied claims and shall render its decision within a reasonable time, but not more than 60 days of the receipt of the appeal by the Appeals Committee. The claimant shall be notified of the Appeals Committee’s decision in a notice, which shall set forth the specific reason(s) for the denial, reference to the specific plan provisions on which the denial is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim.
     (b) Extension. If the Appeals Committee determines that special circumstances require an extension of time for reviewing the appeal, it shall give written notice to the claimant and the extension shall not exceed 60 days. The notice shall be given before the expiration of the 60-day period described in Section 7.04(a) above and shall indicate the special circumstances requiring the extension and the date by which the Appeals Committee or its delegate expects to render its decision.
     Section 7.05. Form of Notice to Claimant. The notice to the claimant shall be given in writing or electronically and shall be written in a manner calculated to be understood by the claimant.
Savings Equalization Plan of Newmont
Effective December 31, 2008

     Section 7.06. Discretionary Authority of Committees. The Administration Committee or its delegate and the Appeals Committee shall have full discretionary authority to determine eligibility, status, and the rights of all individuals under the Plan; to construe any and all terms of the Plan; and to find and construe all facts.
ARTICLE VIII
TRUST
     Section 8.01. Trust Agreement. The Company may, but shall not be required to, establish a trust pursuant to a separate Trust Agreement for the holding, investment and administration of the funds contributed to Accounts under this Plan. The Trustee shall maintain and allocate Trust assets to a separate account for each Participant under this Plan. The assets of any such Trust shall remain subject to the claims of the Company’s general creditors in the event (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. Notwithstanding the foregoing, upon a Change of Control (as defined in the Savings Plan), the Company shall, as soon as possible, but in no event longer than 120 days following the Change of Control, establish a Trust if one has not otherwise been established and make an irrevocable contribution to it in an amount, if any, which is necessary to cause the value of each Participant’s Trust account to be no less than the value of his Account at the time of the Change of Control, assuming for this purpose that the date of the Change of Control is a Valuation Date.
     Section 8.02. Expenses of Trust. The parties expect that any Trust created pursuant to Section 8.01 of the Plan will be treated as a “grantor” trust for federal and state income tax purposes and that, as a consequence, such Trust will not be subject to income tax with respect to its income. However, if the Trust should be taxable, the Trustee shall pay all such taxes out of the Trust. All expenses of administering any such Trust shall be a charge against and shall be paid from the assets of such Trust unless the Company pays such expenses subject to the terms of the Trust Agreement.
     The funding of a Trust upon a Change of Control shall not occur if the Administration Committee or its delegate reasonably determines that such funding cannot be accomplished in a manner which will likely result in accelerated taxable income or tax penalties to Participants by reason of Section 409A of the Code. In no event will any Trust assets at any time be located or transferred outside of the United States within the meaning of Code Section 409A(b).
ARTICLE IX
AMENDMENT AND TERMINATION
     Section 9.01. Termination of Plan. The Company expects to continue this Plan indefinitely, but the Board of Directors of the Company may terminate this Plan at any time.
     In the event the Plan is terminated, the Participant accounts shall be fully vested and the assets shall be distributed in a lump sum provided one of the following requirements are met:
Savings Equalization Plan of Newmont
Effective December 31, 2008

     (a) The Plan is terminated in accordance with the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(A) within 12 months of a corporate dissolution that is either taxed under Code Section 331 (pertaining to taxation upon complete liquidation) or approved by a bankruptcy court.
     (b) The Plan is terminated in accordance with the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(B) within 30 days before or 12 months after a Change of Control, and all other similar nonqualified plans of the Company are also being terminated. All payments from all such plans must be received within 12 months of their respective terminations.
     (c) A termination that meets all of the following five requirements in accordance with the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(C): (i) the termination was not related to a downturn in the financial health of the Company; (ii) the Company terminates all other nonqualified plans affecting the Participants of the Plan; (iii) no payments from the Plan are made within 12 months after the termination (except payments that, in the absence of the termination, would have been made within the 12-month period); (iv) all payments from the Plan are made within 24 months after the termination; and (v) for three years after the termination, no new plans are adopted covering Participants of the Plan.
     In the event the Plan is terminated and none of the above applies, distributions shall be made in accordance with the Plan provisions in place at the time of the Plan’s termination.
     Section 9.02. Amendment by Board of Directors. The Company’s Board of Directors may amend this Plan, including the suspension of future contributions, at any time and from time to time, retroactively or otherwise, but no amendment shall reduce any benefit that has accrued on the effective date of the amendment.
ARTICLE X
MISCELLANEOUS
     Section 10.01. Funding of Benefits; No Fiduciary Relationship. All benefits payable under this Plan shall be distributed in cash by Company check or Trustee check, if a Trust is established, or a combination thereof. Benefits shall be paid either out of the Trust, or, if no Trust is in existence or if the assets in the Trust are insufficient to provide fully for such benefits, then such benefits shall be distributed by the Company out of its general assets. Nothing contained in this Plan shall be deemed to create any fiduciary relationship between the Company and the Participants. Notwithstanding anything herein to the contrary, to the extent that any person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, except to the extent provided in the Trust Agreement, if any.
     Section 10.02. Inalienability of Benefits. Except as provided in Section 5.06 of the Plan, no Participant shall have the right to assign, transfer, hypothecate, encumber or anticipate his interest in any benefits under this Plan nor shall the benefits under this Plan be subject to any
Savings Equalization Plan of Newmont
Effective December 31, 2008

legal process to levy upon or attach the benefits for payment for any claim against the Participant or his spouse. If any Participant’s benefits are garnished or attached by the order of any court, the Company may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be distributed pursuant to this Plan. Any fees, including attorney fees, court costs and related fees incurred in connection with such proceedings or determination may be charged to the Participant’s account. During the pendency of the action, any benefits that become distributable shall be paid into the court as they become distributable, to be distributed by the court to the recipient it deems proper at the conclusion of the action.
     Section 10.03. Disposition of Unclaimed Distributions. Each Participant must file with the Company from time to time in writing his mailing address and each change of mailing address. Any communication, statement or notice addressed to a Participant at his last mailing address on file with the Company, or if no address is filed with the Company, then at his last mailing address as shown on the Company’s records, will be binding on the Participant and his beneficiary for all purposes of this Plan. The Company shall not be required to search for or locate a Participant or his beneficiary.
     Section 10.04. Tax Withholding. All payments and other taxable events shall be subject to applicable withholding of federal, state and local income, employment and other taxes.
     Section 10.05. Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain an employee or change the status of the Participant’s employment or the policies of the Company regarding termination of employment.
     Section 10.06. Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 10.07. Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Colorado, without reference to principles of conflict of law, except to the extent preempted by federal law.
     Section 10.08. Right of Offset. To the extent permitted by applicable law, the Company may, in its sole discretion, apply any payments otherwise due and payable under this Plan against any employee or terminated employee loans outstanding to the Company or other debts of the employee or terminated employee to the Company. By accepting payments under this Plan, an individual shall consent to the reduction of any compensation paid to an individual by the Company to the extent an individual receives an overpayment from the Plan.
     Section 10.09. Conformance With Applicable Laws. Notwithstanding anything contained herein to the contrary, this Plan shall be administered and operated in accordance with any applicable laws and regulations including but not limited to laws affecting the timing of payments to employees. The Board or its delegate reserves the right to amend this Plan at any time in order for this Plan to comply with any such laws and regulations.
Savings Equalization Plan of Newmont
Effective December 31, 2008

     Section 10.10. Payments Due Minors or Incapacitated Persons. If any person entitled to a payment under this Plan is a minor, or if the Administration Committee or its delegate determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as an incompetent, the Administration Committee or its delegate shall have the power to cause the payment becoming due to such person to be made to another for his benefit, without responsibility of the Administration Committee or its delegate, the Committee or any other person or entity to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Administration Committee, this Plan and the Employer.
     Section 10.11. Distribution Delay for Specified Employees. This Section applies only to amounts credited under the Plan that accrue and become vested and earned on or after January 1, 2005 and shall apply to amounts accrued, but not vested, as of January 1, 2005. In the case of a distribution to a Specified Employee due to his or her Separation from Service, such distribution may not be made or commence before the date which is 6 months after the date of the Specified Employee’s Separation from Service with the Company or, if earlier, the date of the Specified Employee’s death or Disability.
ARTICLE XI
TRANSITION RULES AND ELECTIONS
     Section 11.01. Code Section 409A Restatement Grandfather. Pursuant to Code Section 409A, the applicable Treasury Regulations thereunder and IRS Notice 2005-1, all amounts earned and vested prior to January 1, 2005 are not subject to the provisions of the Plan, but are subject to the Plan provisions of the Plan in effect at the time such amounts were deferred and vested. The Plan, as in effect prior to January 1, 2005, is hereby ratified and approved.
     Section 11.02. Election of Time and Form of Payment for Amounts Credited From January 1, 2005 to December 31, 2008.
     (a) The Plan shall require all active Participants to elect the distribution time and form of payment for all amounts accumulated from January 1, 2005 to December 31, 2008.
     (b) Participants shall complete an election in a manner prescribed by the Administration Committee or its delegate according to the options stated under this Plan. Elections shall be based on the entire credit balance of Participants’ aggregated Accounts, other than grandfathered amounts, as of December 31, 2008.
     (c) Distribution elections made pursuant to this Section must be made on or before December 31, 2008. If no election is made on or by such date, the amounts credited from January 1, 2005 to December 31, 2008 shall be payable in the form of a single lump sum upon the Participant’s Separation from Service or, if sooner, death or Disability.
Savings Equalization Plan of Newmont
Effective December 31, 2008

     Section 11.03. Distribution Scheduled for 2008. Notwithstanding anything herein to the contrary, payments scheduled to be made or to commence in 2008 must be made according to the Plan’s distribution provisions prior to this restatement.
     Section 11.04. Credits Made in 2008. Notwithstanding anything herein to the contrary, no credits made to Participant Accounts during 2008 may be paid earlier than January 1, 2010.
Savings Equalization Plan of Newmont
Effective December 31, 2008

     The foregoing was adopted this 16 day of December, 2008.

NEWMONT USA LIMITED

By	/s/ Alan R. Blank

Executive Vice President, Legal and External Affairs

Savings Equalization Plan of Newmont
Effective December 31, 2008

APPENDIX A
TO
NEWMONT SAVINGS EQUALIZATION PLAN
     This Appendix A provides transition rules with respect to the calculation and payment of benefits to persons who were participants in the Santa Fe Pacific Gold Corporation Supplemental Retirement and Savings Plan (the “Santa Fe Plan”) as of May 5, 1997 (a “Santa Fe Participant”) notwithstanding any other provision of the Plan to the contrary.
     1. Effective as of January 1, 1998, the Santa Fe Plan was merged with and into this Plan.
     2. All Santa Fe Participants as of May 5, 1997 who were actively employed by Santa Fe Pacific Gold Corporation on that date (an “Active Santa Fe Participant”) shall be entitled to receive a benefit under this Plan equal to the sum of (a) the benefit the Active Santa Fe Participant was entitled to receive under the provisions of the Santa Fe Plan as of January 1, 1998 or, if earlier, the date of his termination of employment, adjusted in each case for earnings or losses in accordance with the provisions of the Santa Fe Plan and (b) the benefit provided under the provisions of this Plan in accordance with this Plan and the provisions of this Appendix A. A Santa Fe Participant who had terminated employment with Santa Fe Pacific Gold Corporation prior to May 5, 1997 and who was receiving, or was entitled to receive, benefit payments under the Santa Fe Plan (a “Retired Santa Fe Participant”) shall receive or continue to receive payments in accordance with all of the terms and provisions of the Santa Fe Plan in effect as of May 6, 1997, but such benefits shall be paid under and as a part of this Plan.
     3. To the extent that an Active Santa Fe Participant’s benefit is payable in part from the Santa Fe Plan, then that portion of such benefit shall be paid in accordance with all of the terms and provisions of the Santa Fe Plan, including, but not limited to, the form of benefits available under the Santa Fe Plan. Any benefit payable to an Active Santa Fe Participant attributable to his participation under this Plan shall be paid in accordance with all of the terms and provisions of this Plan.
     4. An Active Santa Fe Participant shall be fully vested in his benefit attributable to participation under the Santa Fe Plan and shall be credited with the service credited to such Active Santa Fe Participant as of January 1, 1998 under the provisions of the Santa Fe Plan for purposes of determining the Participant’s vesting under this Plan.
     5. Benefits payable from the Trust formed in connection with the Santa Fe Plan or any successor thereto by merger or otherwise, shall continue to be paid from such Trust, and such Trust shall serve as a potential source of funds for payments to Santa Fe Participants of their benefits under the Santa Fe Plan.
Savings Equalization Plan of Newmont
Effective December 31, 2008

APPENDIX B
TO
NEWMONT SAVINGS EQUALIZATION PLAN
     This Appendix B provides transition rules with respect to the calculation and payment of benefits to persons who were participants in the Battle Mountain Gold Company Contribution Equalization Plan (the “Battle Mountain CEP”) as of January 10, 2001 (a “BM Participant”) notwithstanding any other provision of the Plan to the contrary.
     1. Effective as of February 1, 2001, the Battle Mountain CEP was merged with and into this Plan.
     2. All BM Participants as of January 10, 2001 who were actively employed by Battle Mountain Gold Company on that date (an “Active BM Participant”) shall be entitled to receive a benefit under this Plan equal to the sum of (a) the benefit the Active BM Participant was entitled to receive under the provisions of the Battle Mountain CEP as of February 1, 2001 or, if earlier, the date of his termination of employment, adjusted in each case for earnings or losses in accordance with the provisions of the Battle Mountain CEP and (b) the benefit provided under the provisions of this Plan in accordance with this Plan and the provisions of this Appendix B. A BM Participant who had terminated employment with Battle Mountain Gold Company prior to January 10, 2001 and who was receiving, or was entitled to receive, benefit payments under the Battle Mountain CEP (a “Retired BM Participant”) shall receive or continue to receive payments in accordance with all of the terms and provisions of the Battle Mountain CEP in effect as of January 10, 2001, but such benefits shall be paid under and as a part of this Plan.
     3. To the extent that an Active BM Participant’s benefit is payable in part from the Battle Mountain CEP, then that portion of such benefit shall be paid in accordance with all of the terms and provisions of the Battle Mountain CEP, including, but not limited to, the form of benefits available under the Battle Mountain CEP. Any benefit payable to an Active BM Participant attributable to his participation under this Plan shall be paid in accordance with all of the terms and provisions of this Plan.
     4. An Active BM Participant shall be fully vested in his benefit attributable to participation under the Battle Mountain CEP and shall be credited with the service credited to such Active BM Participant as of February 1, 2001 under the provisions of the Battle Mountain CEP for purposes of determining the Participant’s vesting under this Plan.
     5. Benefits payable from any Trust formed in connection with the Battle Mountain CEP or any successor thereto by merger or otherwise, shall continue to be paid from such Trust, and such Trust shall serve as a potential source of funds for payments to BM Participants of their benefits under the Battle Mountain CEP.
Savings Equalization Plan of Newmont
Effective December 31, 2008